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EX-5.1            [FARELLA BRAUN + MARTEL LLP LETTERHEAD]



October 10, 2001



The Chalone Wine Group, Ltd.
621 Airpark Road
Napa, CA 94558

       Re: THE CHALONE WINE GROUP, LTD. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         As legal counsel to The Chalone Wine Group, Ltd., a California corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of 1,764,705 shares of the Company's common stock, no par value, to be issued by the Company upon exercise of rights to purchase shares of the Company's common stock (the "Shares") as set forth in the registration statement on Form S-3 (the "Registration Statement") to which this opinion is being filed as Exhibit 5.1.

         We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         Based on such examination, we are of the opinion that the Shares identified in the above-referenced Registration Statement, upon effectiveness of the Registration Statement and when sold in accordance with the Registration Statement, will be validly authorized, legally issued, fully paid and nonassessable.

         We express no opinion with respect to (i) the availability of equitable remedies, including specific performance or (ii) the effect of bankruptcy, insolvency, reorganization, moratorium or equitable principles relating to or limiting creditors' rights generally.

         We are authorized and licensed to practice law only in the State of

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California, and we express no opinion herein as to any law other than the laws of the State of California and the federal laws of the United States of America. The opinions expressed herein are limited in all respects to applicable law as existing on the date hereof.

         This opinion is rendered by us as counsel for the Company solely for your benefit in connection with the transactions contemplated herein and may not be relied upon by you in connection with any other transaction and may not be relied upon by any other person without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references therein to our firm under the caption "Legal Matters", including the Prospectus constituting a part thereof, as originally filed or as subsequently amended.

         This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof.

                                         Sincerely,


                                         /s/ Farella Braun + Martel LLP
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                                         FARELLA BRAUN + MARTEL LLP